As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

84-1219301

(I.R.S. Employer

Identification Number)

1543 Wazee Street, Suite 200

Denver, CO 80202

(303) 595-4000

(Address of Principal Executive Offices)

Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan

(Full title of the plan)

Montgomery F. Moran

Chipotle Mexican Grill, Inc.

1543 Wazee Street, Suite 200

Denver, CO 80202

(Name and Address of Agent For Service)

(303) 595-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.01 per share	2,250,000	$84.89	$190,991,250	$7,506

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement will also cover any additional shares of Class A common stock that become issuable under the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without Chipotle’s receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based on the average of the high and low prices of the Class A common stock as reported by the New York Stock Exchange on May 23, 2008.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Chipotle Mexican Grill, Inc. on January 26, 2006 under Registration Number 333-131289, with respect to securities offered pursuant to the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan, are incorporated by reference herein.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference herein:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 26, 2008;

(b) all documents filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a), above; and

(c) the description of the registrant’s Class A common stock included in the registrant’s Registration Statement on Form 8A, filed pursuant to the Exchange Act on January 20, 2006.

In addition, all other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index following the signature page are filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on this 30th day of May, 2008.

CHIPOTLE MEXICAN GRILL, INC.

/s/ John R. Hartung
By:	John R. Hartung
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Ells, Montgomery Moran and John Hartung, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below on May 30, 2008 by the following persons in the following capacities.

Signature	Title

/s/ Steve Ells Steve Ells	Chief Executive Officer (principal executive officer) and Director

/s/ Montgomery F. Moran Montgomery F. Moran	President and Chief Operating Officer (principal operating officer) and Director

/s/ John R. Hartung John R. Hartung	Chief Financial Officer (principal financial officer)

/s/ Robin S. Anderson Robin S. Anderson	Executive Director and Controller (principal accounting officer)

/s/ Albert S. Baldocchi Albert S. Baldocchi	Director

/s/ John S. Charlesworth John S. Charlesworth	Director

/s/ Neil W. Flanzraich Neil W. Flanzraich	Director

/s/ Patrick J. Flynn Patrick J. Flynn	Director

/s/ Darlene J. Friedman Darlene J. Friedman	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (1)

4.2	Chipotle Mexican Grill, Inc. Restated Bylaws (as amended March 19, 2008). (2)

4.3	Form of Stock Certificate for Class A Common Stock. (1)

5.1	Legal Opinion of Messner & Reeves LLC.

23.1	Consent of Messner & Reeves LLC (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).

99.1	Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan. (3)

(1)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 17, 2006 (File No. 001-32731).

(2)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s current report on Form 8-K filed on March 21, 2008 (File No. 001-32731).

(3)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s current report on Form 8-K filed on May 23, 2008 (File No. 001-32731).